EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-3) and related Prospectus of Onyx Pharmaceuticals, Inc. for the registration of shares of its common stock and to the incorporation by reference therein of our report dated February 21, 2003, with respect to the financial statements of Onyx Pharmaceuticals, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Palo Alto, California
July 21, 2003

1